UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2017

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8303

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us” or “our” refer to Select Income REIT.

Item 1.01.  Entry into a Material Definitive Agreement.

Our wholly owned subsidiary, Industrial Logistics Properties Trust, or ILPT, has filed a registration statement with the Securities and Exchange Commission, or the SEC, for the initial public offering, or the IPO, of its common shares of beneficial interest. In connection with the IPO, we contributed certain properties to ILPT and ILPT issued to us a non-interest bearing demand note for $750 million, or the Demand Note. On December 29, 2017, ILPT entered into a credit agreement, or the ILPT credit agreement, with Citibank, N.A., as administrative agent, collateral agent and a lender, and a syndicate of other lenders, that provides for a secured revolving credit facility, or the ILPT credit facility, with initial credit commitments of $750 million. On December 29, 2017, ILPT borrowed the entire $750 million available under the ILPT credit facility and repaid to us the entire $750 million outstanding principal amount under the Demand Note. We applied the proceeds of that repayment to repay amounts outstanding under our $750 million unsecured revolving credit facility and intend to use the remainder to fund the previously announced redemption of our 2.85% senior notes due 2018 and for general business purposes, which may include the prepayment of additional debt. Borrowings under the ILPT credit facility after a Qualified IPO, as defined below, are available for ILPT’s general business purposes, including acquisitions.

The maturity date of the ILPT credit facility is March 29, 2018, which may be extended to December 29, 2021 subject to ILPT’s completion of an initial public offering with gross proceeds of at least $250 million, or a Qualified IPO, and satisfaction of other conditions. ILPT also has the option to extend the maturity date of the ILPT credit facility for two six month periods, subject to payment of extension fees and satisfaction of other conditions. Interest on borrowings under the ILPT credit facility will be calculated at floating rates based on LIBOR plus a premium that will vary based on ILPT’s leverage ratio. If ILPT later achieves an investment grade credit rating, ILPT will then be able to elect to continue to have the interest premium based on its leverage ratio or it may instead elect to have the interest premium based on ILPT’s credit rating, or a ratings election. ILPT is required to pay a commitment fee on the unused portion of the ILPT credit facility until and if such time as it makes a ratings election, and thereafter ILPT will be required to pay a facility fee in lieu of such commitment fee based on the maximum amount of the ILPT credit facility. ILPT may borrow, repay and reborrow funds under the ILPT credit facility until maturity, and no principal repayment is due until maturity. The ILPT credit agreement also includes a feature under which the maximum borrowing availability under the ILPT credit facility may be increased to up to $1.5 billion in certain circumstances.

The ILPT credit facility provides for acceleration of payment of all amounts outstanding upon the occurrence and continuation of certain events of default, including a change of control of ILPT (which includes The RMR Group LLC ceasing to act as ILPT’s sole business and property manager). The ILPT credit agreement contains a number of financial and other covenants, including covenants that require ILPT to maintain a minimum net worth, restrict ILPT’s ability to incur debts in excess of calculated amounts or to make distributions under certain circumstances, and require ILPT to maintain other specified financial ratios.

Substantially all of ILPT’s subsidiaries, or the subsidiary guarantors, have guaranteed all loans and other obligations under the ILPT credit facility. Each of the subsidiary guarantors owns one or more properties. These guarantees will be released subject to ILPT achieving an investment grade credit rating and satisfaction of other conditions.

On December 29, 2017, we and ILPT also entered into a pledge agreement in favor of Citibank, N.A., in its capacity as collateral agent, or the pledge agreement. Pursuant to the pledge agreement, we have pledged all our shares of ILPT and ILPT has pledged all its equity interests in the subsidiary guarantors as collateral for all loans and other obligations under the ILPT credit facility, which collateral will be released upon completion of a Qualified IPO and satisfaction of other conditions.

Prior to ILPT’s entry into the ILPT credit agreement, on December 14, 2017, we amended the agreement governing our $750 million unsecured revolving credit facility and our $350 million unsecured term loan with Wells Fargo Bank, National Association, as administrative agent and a lender, and syndicates of other lenders, to permit for the entry of the ILPT credit facility and to modify certain covenants and defined terms.

Citibank, N.A., Wells Fargo Bank, National Association and the other lenders party to the ILPT credit agreement and the amendment to our revolving credit facility and our term loan, as well as their affiliates, have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these engagements.

The foregoing descriptions of the ILPT credit agreement, the pledge agreement and the amendment to our credit agreement are not complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  ILPT’S RIGHT TO EXTEND THE MATURITY DATE OF THE ILPT CREDIT FACILITY FROM MARCH 29, 2018 TO DECEMBER 29, 2021, OUR RIGHT TO OBTAIN A RELEASE OF OUR SHARES OF ILPT THAT WE HAVE PLEDGED TO SECURE THE ILPT CREDIT FACILITY AND ILPT’S RIGHT TO OBTAIN A RELEASE OF ITS EQUITY INTERESTS IN THE SUBSIDIARY GUARANTORS ARE EACH SUBJECT TO THE COMPLETION OF A QUALIFIED IPO AND SATISFACTION OF OTHER CONDITIONS; HOWEVER, THE IPO MAY NOT BE COMPLETED OR RAISE SUFFICIENT PROCEEDS TO BE A QUALIFIED IPO OR OTHER CONDITIONS MAY NOT BE MET,

•                  ILPT’S RIGHT TO OBTAIN A RELEASE OF THE GUARANTEES BY THE SUBSIDIARY GUARANTORS OF ALL LOANS AND OTHER OBLIGATIONS UNDER THE ILPT CREDIT FACILITY IS SUBJECT TO ILPT ACHIEVING AN INVESTMENT GRADE CREDIT RATING AND SATISFACTION OF OTHER CONDITIONS; HOWEVER, ILPT MAY NOT ACHIEVE AN INVESTMENT GRADE CREDIT RATING OR OTHER CONDITIONS MAY NOT BE MET,

•                  ILPT’S OPTIONS TO EXTEND THE MATURITY DATE OF THE ILPT CREDIT FACILITY FOR TWO SIX MONTH PERIODS ARE SUBJECT TO PAYMENT OF EXTENSION FEES AND SATISFACTION OF OTHER CONDITIONS WHICH MAY NOT BE MET,

•                  THE MAXIMUM BORROWING AVAILABILITY UNDER THE ILPT CREDIT FACILITY MAY BE INCREASED UP TO $1.5 BILLION IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER THE ILPT CREDIT FACILITY IS SUBJECT TO ILPT’S OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

•                  THE AVAILABILITY OF BORROWINGS UNDER THE ILPT CREDIT FACILITY IS SUBJECT TO ILPT’S SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CONDITIONS THAT ILPT MAY BE UNABLE TO SATISFY,

•                  ACTUAL COSTS UNDER THE ILPT CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH THE ILPT CREDIT FACILITY,

•                  THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON THE ILPT CREDIT FACILITY ARE CURRENTLY BASED ON ILPT’S LEVERAGE RATIO; FUTURE CHANGES IN ILPT’S LEVERAGE RATIO MAY CAUSE THE INTEREST ILPT PAYS TO INCREASE,

•                  ILPT’S RIGHT TO ELECT TO HAVE INTEREST PAYABLE UNDER THE ILPT CREDIT FACILITY CALCULATED AS LIBOR PLUS A PREMIUM BASED ON ILPT’S CREDIT RATING IS SUBJECT TO ILPT OBTAINING AN INVESTMENT GRADE CREDIT RATING, WHICH ILPT MAY NOT OBTAIN, AND

•                  WE EXPECT TO REDEEM OUR OUTSTANDING 2.85% SENIOR NOTES DUE 2018, AND WE INTEND TO APPLY THE PROCEEDS OF THE REPAYMENT OF THE DEMAND NOTE TO REDUCE AMOUNTS OUTSTANDING UNDER OUR REVOLVING CREDIT FACILITY, TO FUND THE PREVIOUSLY ANNOUNCED REDEMPTION OF OUR 2.85% SENIOR NOTES DUE 2018 AND FOR GENERAL BUSINESS PURPOSES, WHICH MAY INCLUDE THE PREPAYMENT OF ADDITIONAL DEBT; HOWEVER, IF PRESENTLY UNFORESEEN CIRCUMSTANCES OCCUR, THE EXPECTED REDEMPTION OF OUR 2.85% SENIOR NOTES DUE 2018 MAY BE DELAYED OR MAY NOT OCCUR AND THE INTENDED USE OF THE PROCEEDS MAY CHANGE.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SEC, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1

Credit Agreement, dated December 29, 2017, among Industrial Logistics Properties Trust, Citibank, N.A., as administrative agent and collateral agent, and each of the other financial institutions initially a signatory thereto.

10.2

Pledge Agreement, dated December 29, 2017, by Select Income REIT and Industrial Logistics Properties Trust, in favor of Citibank, N.A., in its capacity as collateral agent for the lenders under that certain Credit Agreement dated December 29, 2017.

10.3

First Amendment to Credit Agreement, dated December 14, 2017, among Select Income REIT, Wells Fargo Bank, National Association, as administrative agent, and each of the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT INCOME REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Chief Financial Officer and Treasurer

Date:  December 29, 2017